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                     [Cereus Technology Partners, Inc. Logo]


CEREUS TECHNOLOGY PARTNERS, INC.
For further Information Contact:
Beth Osborne
Corporate Communications
Telephone: 770/668-0900 ext. 245
FAX: 770/668-0961
E-Mail:  bosborne@cereus.net


For Immediate Release

              CEREUS COMPLETES $20 MILLION EQUITY PRIVATE PLACEMENT

              COMPANY WELL FINANCED FOR FIRST PHASE OF GROWTH PLAN

Atlanta, Georgia; February 8, 2000 ... Cereus Technology Partners, Inc. (OTC:
CEUS), an e-business solutions provider for B2B applications, announced today that it has completed a $20 million equity private placement of its common stock. The investors in the private placement received 4 million newly issued shares of restricted common stock and also received 4 million warrants to buy common stock at an exercise price of $10 per share. The company has the right to call for redemption or exercise of these warrants if the stock price exceeds $20 per share for a period of 20 consecutive trading days, and if the stock underlying the warrants has been registered with the SEC. None of the shares issued in the private placement has been registered.

Cereus expects to use the proceeds of this financing to fund the hiring of additional personnel, increase working capital, and make strategic acquisitions. The private placement follows a period of rapid change during the past month, during which the company appointed Steven A. Odom as its new Chairman and Chief Executive Officer, hired James M. Logsdon as its new President and Chief Operating Officer, and also added four outside directors with strong industry experience.

"We are off to a fast start at Cereus," said Steve Odom, Chairman and Chief Executive Officer. "During the past few weeks, we have put in place our core senior management team, have created a strong board of directors, have developed our new business plan, and have now raised our first round of capital for the new Cereus. We are happy that this round of financing not only yields us an immediate $20 million in gross proceeds, but that the potential exercise of the warrants could yield an additional $40 million down the road.

"This capital, combined with our strong management and technical team, provides us the foundation to build Cereus into the national end-to-end e-commerce and B2B solutions provider we envision," added Odom. "I am very pleased that our own directors and employees participated in this private placement, along with a roster of distinguished institutional investors, and a group of investors who participated in the early rounds of financing at my previous company, World Access (NASDAQ: WAXS)."


ABOUT CEREUS TECHNOLOGY PARTNERS, INC.

Cereus Technology Partners, Inc. offers a cost-effective and comprehensive suite of integrated business information technology solutions designed to meet the challenges of middle market companies in a rapidly changing technological environment. The company's end-to-end solution


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Cereus Completes $20 Million Private Placement / February 8, 2000 / Page 2

consists of financial management, distribution, production, quality control, asset management, human resources management, sales force and marketing automation, and electronic commerce, strategy, marketing and development. The company manages its client relationships as a "one stop shop" single point of contact offering an array of technological services that enable its clients to conduct business over the Internet. Additional information can be accessed on the World Wide Web at www.cereus.net.

         This press release includes statements that may constitute "forward-looking" statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability of the Company to successfully acquire and operate Internet-related businesses, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making the forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.